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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
Archstone-Smith Trust

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-3 of Archstone-Smith Trust related to the Archstone-Smith Trust Dividend Reinvestment and Share Purchase Plan, of our audit reports dated January 30, 2001, except as to Note 16 which is as of February 28, 2001, relating to the balance sheets of Archstone Communities Trust as of December 31, 2000 and 1999, the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule as of December 31, 2000, which reports appear in the December 31, 2000 annual report on Form 10-K of Archstone Communities Trust and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Chicago, Illinois
November 28, 2001